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Exhibit 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 6, 1998, on our audits of the consolidated financial statements of Chorus Communications Group, Ltd. and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

/s/Kiesling Associates LLP
Kiesling Associates LLP
Madison, Wisconsin
December 11, 1998